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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated February 25, 2000 (March 27, 2000 with respect to Notes 2 and 6), accompanying the 1999 consolidated financial statements included in the Annual Report of Sunshine Mining and Refining Company on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sunshine Mining and Refining Company on Forms S-3 (File Nos. 333-06537, 33-98876, 333-41641, 333-74437, 333-86327, 333-88293 and 333-94193) and on Forms
S-8 (File Nos. 33-16342, 33-18435 and 333-09475).



GRANT THORNTON LLP

Dallas, Texas
March 31, 2000